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                                           PRESS RELEASE - FOR IMMEDIATE RELEASE


                         JOHN HAMERSKI JOINS INYX, INC.
                   AS VICE PRESIDENT & CHIEF FINANCIAL OFFICER
        BRINGS TWO DECADES OF FINANCIAL & OPERATIONS MANAGEMENT EXPERTISE

NEW YORK, NY - APRIL 5, 2005 - INYX, INC, INC. (OTC BB: IYXI), a specialty pharmaceutical company with a focus on niche drug delivery technologies and products, today announced its Board of Directors has appointed John (Jack) Hamerski to the position of Vice President and Chief Financial Officer of Inyx, Inc.

Mr. Hamerski, age 53, supervises the financial reporting and controls functions and corporate governance compliance for the company and its subsidiary operations. This includes supervising the Inyx USA, Ltd. subsidiary and its operations in Manati, Puerto Rico, which Inyx, Inc. acquired last week from Aventis Pharmaceuticals, Inc., a member of the sanofi-aventis Group (NYSE: SNY).

Jack Kachkar, M.D., Chairman and Chief Executive Officer of Inyx, Inc., said, "We are very pleased with the addition of Jack to Inyx's corporate management team. For the past month, he had been working with us as a consultant and assisting in the preparation of our SEC reporting requirements and in closing the Puerto Rico acquisition. Going forward, we expect him to significantly strengthen Inyx's financial controls and to drive significant improvements in operational efficiency."

"I am very excited to join Inyx at this time in the company's evolution," said Mr. Hamerski. "The Puerto Rico acquisition is a transforming event for Inyx, along with the acquisition of several material new contracts and addition of important new customers. These initiatives will materially increase revenues and earnings performance, and I will strive to maximize this momentum in terms of strengthening profitability and the balance sheet," he added.

Previously, Mr. Hamerski held the position of Executive Vice President and Chief Financial Officer of Access Worldwide Communications (OTC BB: AWWC), a pharmaceutical marketing services firm, where he also served for a time as acting Chief Operating Officer. Earlier, Mr. Hamerski held several positions with Cadmus Communications (NasdaqNM: CDMS), including Vice President and Chief Financial Officer for Cadmus Interactive and Cadmus Catalog. Mr. Hamerski began his professional career at the General Electric Company, where he held a variety of financial and operations management positions over a 20-year tenure. He is a graduate of GE's Financial Management Programs, Experienced Manager Development and Manufacturing Management Programs. Mr. Hamerski holds a B.S. in Business Administration from Alliance College of Cambridge Springs, PA.

ABOUT INYX

Inyx, Inc. is a specialty pharmaceutical company with aerosol drug delivery technologies and products for the treatment of respiratory, allergy, dermatological, topical and cardiovascular conditions. Inyx focuses its expertise on both prescription and over-the-counter pharmaceutical products, and provides specialty pharmaceutical development and production


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                825 THIRD AVENUE, 40TH FLOOR, NEW YORK, NY 10022
                   TELEPHONE: 212-838-1111 / FAX: 212-838-0060
                                 WWW.INYXINC.COM

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INYX - PAGE 2


consulting services to the international healthcare market. In addition, Inyx is developing its own proprietary products to be marketed by selected clients and strategic partners, which include some of the largest pharmaceutical companies. The company's operations are conducted through several wholly owned subsidiaries: Inyx USA, Ltd., which has newly acquired operations in Manati, Puerto Rico; INyX Pharma Limited, which has development and production facilities located near Manchester, England; and Inyx Canada, Inc. based in Toronto, which provides business development and support services. Inyx, Inc.'s corporate offices are in New York City. For more information, please visit: www.inyxinc.com.




SAFE HARBOR
Statements about Inyx's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.


FOR MORE INFORMATION, PLEASE CONTACT:


Jay M. Green, Executive VP
Inyx, Inc.
212-838-1111